UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2014

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)
713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Julio M. Quintana
On December 19, 2014, Julio M. Quintana resigned effective immediately as President and Chief Executive Officer of Tesco Corporation (the "Company") in line with his intention previously announced by a press release issued on August 21, 2014. Mr. Quintana will continue as an employee of the Company until January 1, 2015. He will also continue as a member of the Board of Directors of the Company for the duration of his current term.
Promotion of Fernando R. Assing
Mr. Fernando R. Assing, who is currently the Company's Executive Vice President and Chief Operating Officer, has been appointed by the Board of Directors effective December 19, 2014 to (i) the positions of President and Chief Executive Officer and (ii) a vacant seat on the Board of Directors.
There is no arrangement or understanding between Mr. Assing and any other persons pursuant to which he was appointed as an officer of the Company, and there is no family relationship between Mr. Assing and any directors or executive officers of the Company. Mr. Assing is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.
Employment Agreement of Mr. Assing
Mr. Assing's employment as President and Chief Executive Officer is governed by an employment agreement (the "Employment Agreement") between Mr. Assing and the Company which supersedes and replaces Mr. Assing's employment agreement covering his roles as Executive Vice President and Chief Operating Officer. During the term of employment, Mr. Assing will (i) receive a starting base salary equal to $500,000, (ii) be eligible for an annual bonus with a target of 100% of base salary (with a maximum of 150% of base salary), and (iii) be eligible for a long term incentive bonus. The foregoing description is not complete and is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Under the Employment Agreement, in the event that Mr. Assing's employment is terminated by the Company without "cause" (as defined in the Employment Agreement), in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Assing will be entitled to an amount equal to two (2) times the sum of (i) the annual base salary then in effect, and (ii) his annual bonus at target. The Employment Agreement also includes other customary terms, including with respect to disability and death. If Mr. Assing is terminated by the Company for cause or he resigns without good reason, he will be entitled to accrued and unpaid salary and benefits. In the event of a change of control, the Employment Agreements provides that if Mr. Assing is terminated without cause or for good reason within twelve months following a change of control, that Mr. Assing shall be entitled to (i) an amount equal to three (3) times the sum of his annual base salary then in effect and target annual bonus, and (ii) an acceleration of his unvested equity. All severance payments and benefits (that were not accrued prior to termination) will be conditioned on the execution of a general release of claims against the Company, its affiliates, subsidiaries and related parties, and on continued compliance with the restrictive covenants therein.
Retirement Agreement of Mr. Quintana
On December 19, 2014, the Company entered into a retirement agreement with Mr. Quintana (the "Retirement Agreement") in connection with his resignation as an employee of the Company effective January 1, 2015 (the "Retirement Date"). Subject to Mr. Quintana's continued employment with the Company until the Retirement Date and the execution and non-revocation of certain waivers and releases, he will be entitled to receive, in addition to any accrued and unpaid benefits or obligations, (i) a cash lump sum severance payment of $1,728,000 to be paid on July 2, 2015, (ii) the acceleration of all unvested and unexercised Company stock options granted prior to December 31, 2013 with a period of two (2) years to exercise provided that the original term of the stock option is not shorter, and (iii) a cash lump sum transition bonus of $576,000 for the successful transition of his successor as President and Chief Executive Officer, to be paid on July 2, 2015. All other unvested equity awards of restricted stock units and performance stock units granted to Mr. Quintana prior to December 19, 2014 shall be cancelled.
The Retirement Agreement supersedes the existing employment agreement with Mr. Quintana. The termination payments and benefits set forth in the Retirement Agreement shall be the sole and exclusive payments to which Mr. Quintana shall be entitled in respect of his termination of employment with the Company.
For a period of one (1) year after the Retirement Date, Mr. Quintana will be subject to non-solicitation restrictions. In addition, for a period of one (1) year after the Retirement Date, Mr. Quintana will be subject to non-competition restrictions. Mr. Quintana will also be subject to confidentiality restrictions of indefinite duration. The Retirement Agreement also contains other customary provisions, some incorporated by reference to Mr. Quintana's terminated employment agreement.

All severance payments and benefits (that were not accrued prior to termination) are conditioned on Mr. Quintana's (a) execution of a general release of claims against the Company, its affiliates and related parties, (b) full and continued cooperation in good faith with the Company, its subsidiaries and affiliates in connection with certain matters relating to the Company, its subsidiaries and affiliates, and (c) continued compliance with the restrictive covenants discussed above.
The foregoing description is not complete and is qualified in its entirety by the Retirement Agreement dated December 19, 2014 between the Company and Mr. Quintana, attached as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.
Effective Date of the Resignation of Mr. John T. Reynolds from the Board of Directors
Supplementing the Current Report Form 8-K filed on November 26, 2014, the Board formally accepted the resignation of Mr. John T. Reynolds from the Board of Directors and Corporate Governance and Nominating Committee effective December 12, 2014.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.    Description

10.1        Employment Agreement dated December 19, 2014 between Tesco Corporation and Fernando R. Assing.

10.2        Retirement Agreement dated December 19, 2014 between Tesco Corporation and Julio M. Quintana.

99.1        Press Release of Tesco Corporation, dated December 19, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: December 19, 2014	By:	/s/ Dean Ferris
Dean Ferris, Sr. Vice President and General Counsel